UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2012

GUARDIAN 8 HOLDINGS
 (Exact name of registrant as specified in its charter)

Nevada	333-150954	26-0674103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11006 Parallel Pkwy., Suite 200 Kansas City, KS	66109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 317-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 25, 2012, the Registrant received an Equity Research Report (the “Report”) prepared by L. Alan Davis, CFA (the “Analyst”) of L.A. Davis & Associates. The Registrant intends to use the Report in presentations made to brokers, dealers and marketing agencies and also post the Report on its corporate website (www.guardian8.com).

The Analyst was paid $10,000 in direct compensation from the Registrant for the preparation of the Report. The Registrant assisted the Analyst in gathering information for the Report, however, the understanding between the Registrant and the Analyst calls for the Analyst to maintain full discretion to report its own opinion about the investment prospects of the Registrant and its desirability for both individual and institutional investors. The Report has been attached to this filing as Exhibit 99.1.

The Report contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management’s expectations as of the date hereof and the opinion of the Analyst. The Registrant does not undertake any responsibility for the adequacy, accuracy or completeness or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements.

Item 8.01 Other Events.

On January 10, 2012, the Registrant issued a press release announcing the relocation of its corporate headquarters to Scottsdale, Arizona effective February 1, 2012. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	L.A. Davis & Associates Research Report dated January 25, 2012
99.2	Corporate Headquarters Relocation Press Release dated January 10, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guardian 8 Holdings

Date: January 24, 2012	By:	/s/ Steve Cochennet
Steve Cochennet, Chief Executive Officer

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